Exhibit 1.2
Execution Version
Pricing Agreement

J.P. Morgan Securities Inc. As Representative of the several Underwriters named in Schedule I hereto,	January 20, 2010
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Tudor, Pickering, Holt & Co. Securities, Inc.
1111 Bagby Street
Suite 5100
Houston, Texas 77002
Ladies and Gentlemen:
          Newfield Exploration Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 20, 2010 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Designated Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus or the Time of Sale Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus or the Time of Sale Prospectus (each as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus or the Time of Sale Prospectus, each relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representative and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representative referred to in such Section 13 are set forth in Schedule II hereto.
          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, on the basis of the representations, warranties and agreements set forth herein and in the Underwriting Agreement, agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
          If the foregoing is in accordance with your understanding, please sign and return to us 5 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representative as to the authority of the signers thereof.
          No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
[Signature page follows]

Very truly yours, Newfield Exploration Company
By:	/s/ Terry W. Rathert
	Name:	Terry W. Rathert
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:
J.P. Morgan Securities Inc.
For itself and on behalf of the several Underwriters

By:	/s/ Lawrence Landry
	Name:	Lawrence Landry
	Title:	Managing Director

Tudor, Pickering, Holt & Co. Securities, Inc.
As the “qualified independent underwriter” referred to in the Underwriting Agreement

By:	/s/ Christine Drusch
	Name:	Christine Drusch
	Title:	Chief Financial Officer

Signature page to Pricing Agreement

SCHEDULE I

Principal Amount of
Firm Designated
Securities
Underwriter	to be Purchased
J.P. Morgan Securities Inc.	$532,000,000
Goldman, Sachs & Co.	$42,000,000
Morgan Stanley & Co. Incorporated	$42,000,000
Tudor, Pickering, Holt & Co. Securities, Inc.	$42,000,000
Wells Fargo Securities, LLC	$42,000,000

Total	$700,000,000

SCHEDULE II
Title of Designated Securities:
6.875% Senior Subordinated Notes due 2020
Aggregate Principal Amount:
$700,000,000
Price to Public:
99.109% of the principal amount of the Designated Securities
Underwriting Discount:
1.125% of the principal amount of the Designated Securities
Purchase Price by Underwriters:
97.984% of the principal amount of the Designated Securities
Form of Designated Securities:
Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian
Specified funds for payment of purchase price:
Federal (same day) funds
Time of Delivery:
10 a.m. (New York City time) on January 25, 2010
Indenture:
Indenture dated December 10, 2001, between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly First Union National Bank), as Trustee (“Base Indenture”), as supplemented by the Fifth Supplemental Indenture to be dated as of January 25, 2010 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”)

Maturity:
February 1, 2020
Interest Rate:
6.875% per annum
Interest Payment Dates:
February 1 and August 1 of each year commencing on August 1, 2010
Optional Redemption Provisions:
•	Prior to February 1, 2015, make-whole at Treasuries plus 50 basis points

•	On or after February 1, 2015, at the redemption prices set forth below if redeemed during the 12-month period commencing on February 1 of the years set forth below:

2015	103.438%
2016	102.292%
2017	101.146%
2018 and thereafter	100.000%
•	Prior to February 1, 2013, up to 35% of the aggregate principal amount of the Designated Securities at a redemption price of 106.875% with the proceeds of one or more underwritten offerings of the Company’s common stock under an effective registration statement
Sinking Fund Provisions:
No sinking fund provisions
Closing location for delivery of Designated Securities:
Offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002
Name and Address of Representative:
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Name and Address of Qualified Independent Underwriter:
Tudor, Pickering, Holt & Co. Securities, Inc.

1111 Bagby Street
Suite 5100
Houston, Texas 77002
Listing of Designated Securities:
     None
Blackout Provisions:
     Until Closing
Underwriter Provided Information:
     The only information provided by the Underwriters and Representative is (i) the table set forth in the first paragraph, (ii) the fourth paragraph and (iii) the tenth paragraph, each under the caption “Underwriting” in the Prospectus.
The Time of Sale:
     5:10 p.m. (New York City Time) on January 20, 2010.
Time of Sale Prospectus:	1)	The preliminary prospectus dated January 20, 2010 relating to the Designated Securities; and

	2)	The pricing term sheet relating to the Designated Securities filed or to be filed as a free writing prospectus by the Company under Rule 433 of the Securities Act dated January 20, 2010.